QUEST WATER SOLUTIONS, INC.
(A Development Stage Company)
Consolidated Financial Statements
Year Ended December 31, 2011
(Expressed in US dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Quest Water Solutions Inc.
(A development stage company)

We have audited the accompanying consolidated balance sheet of Quest Water Solutions, Inc. (a development stage company) as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years ended December 31, 2011 and 2010, and the period from February 20, 2009 (date of inception) to December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2011 and 2010, and the consolidated results of its operations and its cash flows for the years ended December 31, 2011 and 2010, and the period from February 20, 2009 (date of inception) to December 31, 2011, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficit and has incurred operating losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“DMCL”

Dale Matheson Carr-Hilton Labonte LLP
Chartered Accountants

Vancouver, Canada
May 22, 2012

QUEST WATER SOLUTIONS, INC.
(A Development Stage Company)
Consolidated Balance Sheets
(Expressed in US dollars)

	December 31, 2011	December 31, 2010
	$	$

ASSETS

Current assets

Cash	33,060	11,076
Prepaid expenses	12,429	20,000

Total current assets	45,489	31,076

Due from related party (Note 6 (c))	–	43,016
Property and equipment (Note 3)	275,712	6,928

Total assets	321,201	81,020

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities

Accounts payable	166,642	114,737
Accrued liabilities	29,158	10,247
Convertible notes payable, net of unamortized discount of $16,693 (2010 - $28,477) (Note 4)	262,807	21,523
Loan payable (Note 5)	200,000	200,000
Due to related parties (Note 6)	515,893	506,026

Total current liabilities	1,174,500	852,533

Nature of operations and continuance of business (Note 1)
Commitments (Note 9)
Subsequent events (Notes 4 (d) and 10)

Stockholders’ deficit

Common stock, unlimited number of common shares authorized, $0.0001 par value, 24,597,333 and 24,559,000 shares issued and outstanding, respectively	2,455	2,456

Additional paid-in capital	592,663	69,069

Common stock subscribed	–	10,000

Deficit accumulated during the development stage	(1,448,417)	(853,038)

Total stockholders’ deficit	(853,299)	(771,513)

Total liabilities and stockholders’ deficit	321,201	81,020

(The accompanying notes are an integral part of these consolidated financial statements)

QUEST WATER SOLUTIONS, INC.
(A Development Stage Company)
Consolidated Statement of Operations
(Expressed in US dollars)

	Year ended December 31, 2011	Year ended December 31, 2010	Accumulated from February 20, 2009 (date of inception) to December 31, 2011
	$	$	$

Expenses

Advertising and promotion	7,446	2,193	17,155
Amortization	4,048	3,370	10,024
Automotive	20,909	12,413	38,335
Consulting fees	56,533	8,466	167,523
Foreign exchange loss (gain)	(14,171)	2,584	(11,668)
Management fees (Note 6)	200,000	180,000	560,000
Office and general	16,802	11,900	52,964
Professional fees	149,676	38,765	274,359
Rent	30,653	24,604	86,043
Telephone	10,955	11,903	36,310
Travel	3,197	10,703	105,956

Loss before other income (expense)	(486,048)	(306,901)	(1,337,001)

Other income (expense)

Accretion of discount on convertible note payable	(109,331)	(4,856)	(114,187)
Interest expense on convertible note	–	(4,366)	7,902
Interest income	–	1,075	(6,206)
Gain on settlement of debt	–	7,902	1,075

Total other income (expense)	(109,331)	(245)	(111,416)

Net loss	(595,379)	(307,146)	(1,448,417)

Net loss per share, basic and diluted	(0.03)	(0.01)

Weighted average shares outstanding	23,572,886	24,485,792

(The accompanying notes are an integral part of these consolidated financial statements)

QUEST WATER SOLUTIONS, INC.
(A Development Stage Company)
Consolidated Statement of Stockholders’ Deficit
(Expressed in US dollars)

					Deficit
					accumulated
			Additional	Common	during the
	Common stock		paid-in	stock	development
	Number	Amount $	capital $	subscribed $	stage $	Total $
Balance, February 20, 2009 (date of inception)	–	–	–	–	–	–

Common stock issued for cash at $0.0001 per share	24,416,000	2,442	–	–	–	2,442

Net loss for the period	–	–	–	–	(545,892)	(545,892)

Balance, December 31, 2009	24,416,000	2,442	–	–	(545,892)	(543,450)

Common stock issued for cash at $0.25 per share	80,000	8	19,992	–	–	20,000

Common stock issued to settle debt	63,000	6	15,744	–	–	15,750

Share subscriptions received	–	–	–	10,000	–	10,000

Fair value of beneficial conversion feature for convertible note payable	–	–	33,333	–	–	33,333

Net loss for the year	–	–	–	–	(307,146)	(307,146)

Balance, December 31, 2010	24,599,000	2,456	69,069	10,000	(853,038)	(771,513)

Reorganization (Note 2 (a))	(2,005,000)	(201)	–	–	–	(201)

Common stock issued for cash at $0.20 per share	100,000	10	19,990	(10,000)	–	20,000

Common stock issued for cash at $0.25 per share	1,220,000	122	304,878	(10,000)	–	295,000

Common stock issued for conversion of notes	683,333	68	99,932	–	–	100,000

Fair value of beneficial conversion feature for convertible notes payable	–	–	98,794	–	–	98,794

Net loss for the year	–	–	–	–	(595,379)	(595,379)

Balance, December 31, 2011	24,597,333	2,455	592,663	–	(1,448,417)	(853,299)

(The accompanying notes are an integral part of these consolidated financial statements)

QUEST WATER SOLUTIONS, INC.
(A Development Stage Company)
Consolidated Statement of Cash Flows
(Expressed in US dollars)

	Year ended December 31, 2011	Year ended December 31, 2010	Accumulated from February 20, 2009 (date of inception) to December 31, 2011
	$	$	$

Operating Activities:

Net loss for the period	(595,379)	(307,146)	(1,448,417)

Adjustments to reconcile net loss to net cash used in operating activities:

Accretion of discount on convertible note payable	109,331	4,856	114,187
Amortization	4,048	3,370	10,024
Gain on settlement of debt	–	(7,902)	(7,902)

Changes in operating assets and liabilities:

Prepaid expenses	7,571	(20,000)	(12,429)
Accounts payable	51,905	39,567	182,294
Accrued liabilities	20,158	10,247	30,405
Due to/from related parties	52,682	180,605	515,692

Net cash used in operating activities	(349,684)	(96,403)	(616,146)

Investing Activities:

Note receivable	–	28,418	–
Purchase of property and equipment	(272,832)	(1,480)	(285,736)

Net cash used in investing activities	(272,832)	26,938	(285,736)

Financing Activities:

Proceeds from convertible notes payable	329,500	50,000	379,500
Proceeds from loans payable	–	–	208,000
Proceeds from issuance of common stock	315,000	30,000	347,442

Net cash provided by financing activities	644,500	80,000	934,942

Increase in cash	21,984	10,535	33,060

Cash, beginning of period	11,076	541	–

Cash, end of period	33,060	11,076	33,060

Non-cash investing and financing activities:
Common stock issued to settle accounts payable	–	11,750	11,750
Common stock issued for conversion of notes payable (Notes 4 (a) and (b))	100,000	–	100,000
Common stock issued to settle loans payable	–	4,000	4,000

Supplemental disclosures:
Interest paid	–	–	1,586
Income tax paid	–	–	–

(The accompanying notes are an integral part of these consolidated financial statements)

QUEST WATER SOLUTIONS, INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
Year Ended December 31, 2011
(Expressed in US dollars)

1.   Nature of Operations and Continuance of Business

Quest Water Solutions, Inc. (“Quest-US”) was incorporated under the laws of Nevada. Quest-US is a development stage company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, “Development Stage Entities”, engaged in the water technology business committed to meeting the growing demand for fresh water in global areas of need.

These consolidated financial statements have been prepared on a going concern basis, which implies Quest-US will continue to realize its assets and discharge its liabilities in the normal course of business. As at December 31, 2011, Quest-US has a working capital deficiency of $1,129,011 and an accumulated deficit of $1,448,417. The continuation of Quest-US as a going concern is dependent upon the continued financial support from its shareholders, the ability of Quest-US to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding Quest-US’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Quest-US be unable to continue as a going concern.

Quest-US’s plan for the next twelve months is to focus on expanding its product line into foreign markets and to obtain necessary equity financing to continue operations (see Note 10g). There can be no assurance that the Quest-US will be able to raise sufficient funds to pay the expected expenses for the next twelve months.

2.   Summary of Significant Accounting Policies

(a)   Basis of Presentation and Consolidation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. As at December 31, 2010, the financial statements include the accounts of Quest-US and its wholly-owned subsidiary, Quest Water Solutions, Inc. (“Quest-Canada”), and its 88% owned inactive subsidiaries Agua Cuilo Lda., Cuilo Embalnages, Lda., and Cuilo Comercial, Lda. All inter-company balances and transactions have been eliminated on consolidation. The Company’s fiscal year-end is December 31.

During the year ended December 31, 2011, Quest-Canada and Quest-US completed a corporate reorganization in anticipation of completing a listing of the company’s shares on the OTC market in the USA. The result of the reorganization was that Quest-US became the parent and sole shareholder of Quest-Canada and the stockholders of Quest-Canada became stockholders of Quest-US, except for 2,005,000 shares that had been returned to treasury and cancelled. The share reorganization was completed on September 12, 2011. The restructuring involved the settlement of intercompany debt between the common controlled entities by the issuance of shares concurrent with share exchanges and roll backs. As the transaction all occur through equity and eliminates on consolidation detailed information of the restructuring has not been presented.

The term “Company” has been used in these consolidated financial statements for reference to either and/or both Quest-Canada and Quest-US where appropriate.

(b)   Use of Estimates

The preparation of these consolidated financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company regularly evaluates estimates and assumptions related to the useful life and recoverability of long-lived assets, recoverability of receivables, fair value of convertible debt, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

QUEST WATER SOLUTIONS, INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
Year Ended December 31, 2011
(Expressed in US dollars)

2.   Summary of Significant Accounting Policies (continued)

(c)   Property and Equipment

Property and equipment are stated at cost. The Company amortizes the cost of property and equipment over their estimated useful lives at the following annual rates:

Computer equipment	45%	declining balance basis
Computer software	100%
Furniture and equipment	20%	declining balance basis

(d)   Long-lived Assets

In accordance with ASC 360, “Property, Plant, and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount exceeds fair value.

(e)  Financial Instruments and Fair Value Measures

ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are no observable inputs to the valuation methodology that are relevant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable, accrued liabilities, convertible note payable, loan payable, and amounts due to related parties. Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

QUEST WATER SOLUTIONS, INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
Year Ended December 31, 2011
(Expressed in US dollars)

2.   Summary of Significant Accounting Policies (continued)

(f)   Loss Per Share

The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common stocks outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

(g)   Comprehensive Loss

ASC 220, “Comprehensive Income,” establishes standards for the reporting and presentation of comprehensive income (loss) and its components in the financial statements. As at December 31, 2011, and 2010, the Company had no items representing comprehensive income/loss.

(h)   Foreign Currency Translation

The Company’s functional currency is US dollars. Transactions in foreign currencies are translated into the currency of measurement at the exchange rates in effect on the transaction date. Monetary balance sheet items expressed in foreign currencies are translated into US dollars at the exchange rates in effect at the balance sheet date. The resulting exchange gains and losses are recognized in income.

The Company’s integrated foreign subsidiaries are financially or operationally dependent on the Company. The Company uses the temporal method to translate the accounts of its integrated operations into US dollars. Monetary assets and liabilities are translated at the exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at average rates for the period, except for amortization, which is translated on the same basis as the related asset. The resulting exchange gains or losses are recognized in income.

(i)   Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As of December 31, 2011 and 2010, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The Company is required to file federal and provincial income tax returns in Canada and federal, state and local income tax returns in the US, as applicable. The Company may be subject to a reassessment of federal and provincial income taxes by Canadian tax authorities for a period of three years from the date of the original notice of assessment in respect of any particular taxation year. For Canadian and US income tax returns, the open taxation year is 2009. In certain circumstances, the US federal statute of limitations can reach beyond the standard three year period. US state statutes of limitations for income tax assessment vary from state to state. Tax authorities of Canada and US have not audited any of the Company’s, or its subsidiaries’, income tax returns for the open taxation year noted above.

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. During the years ended December 31, 2011 and 2010, there were no charges or provisions for interest or penalties.

QUEST WATER SOLUTIONS, INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
Year Ended December 31, 2011
(Expressed in US dollars)

2.   Summary of Significant Accounting Policies (continued)

(j)   Recent Accounting Pronouncements

In January 2010, the FASB issued an amendment to ASC 820, “Fair Value Measurements and Disclosures”, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard was adopted on January 1, 2010 by the Company and did not have a material effect on the Company’s consolidated financial statements. The disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures are effective for fiscal years beginning after December 15, 2010 which is not expected to have a material effect on the Company’s consolidated financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.   Property and Equipment

	Cost	Accumulated Amortization	Net Carrying Value December 31, 2011	Net Carrying Value December 31, 2010
	$	$	$	$

Computer equipment	11,362	6,509	4,853	3,857
Computer software	1,673	1,673	–	723
Demonstration equipment	265,275	–	265,275	–
Furniture and equipment	7,426	1,842	5,584	2,348

	285,736	10,024	275,712	6,928

4.   Convertible Notes Payable

(a)
On October 1, 2010, the Company received proceeds of $50,000 and issued a convertible note which bears interest at 10% per annum, is unsecured, and due on October 1, 2011. The unpaid amount of principal and accrued interest can be converted at any time at the holder’s option at $0.15 per share of common stock. In accordance with ASC 470-20, “Debt with Conversion and Other Options” (“ASC 470-20”), the Company recognized the intrinsic value of the embedded beneficial conversion feature of $33,333 as additional paid-in capital and an equivalent discount which will be charged to operations over the term of the convertible note up to its face value of $50,000. During the year ended December 31, 2011, $33,333 has been accreted increasing the carrying value of the convertible note to $50,000 prior to conversion.

On October 25, 2011, 333,333 shares of common stock of the Company were issued to settle the note and all accrued interest on the note was forgiven at conversion.

(b)
On March 4, 2011, the Company received proceeds of $25,000 and issued a convertible promissory note, which bears interest at 10% per annum, is unsecured, and due on August 4, 2011. The unpaid amount of principal and accrued interest can be converted at any time at the holder’s option at $0.10 per share of common stock. In accordance with ASC 470-20, the Company recognized the intrinsic value of the embedded beneficial conversion feature of $25,000 as additional paid-in capital and an equivalent discount which will be charged to operations over the term of the convertible note up to its face value of $25,000. During the year ended December 31, 2011, $25,000 has been accreted increasing the carrying value of the convertible note to $25,000 prior to conversion.

On October 25, 2011, 250,000 shares of common stock of the Company were issued to settle the note and all accrued interest on the note was forgiven at conversion.

QUEST WATER SOLUTIONS, INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
Year Ended December 31, 2011
(Expressed in US dollars)

4.   Convertible Notes Payable (continued)

(c)
On March 4, 2011, the Company received proceeds of $25,000 and issued a convertible promissory note, which bears interest at 10% per annum, is unsecured, and due on August 4, 2011. The unpaid amount of principal and accrued interest can be converted at any time at the holder’s option at $0.25 per share of common stock. In accordance with ASC 470-20, the Company determined that the convertible note contained no embedded beneficial conversion feature as the convertible note was issued with a conversion price higher than the fair market value of the Company’s shares of common stock at the time of issuance.

On October 25, 2011, 100,000 shares of common stock of the Company were issued to settle the note and all accrued interest on the note was forgiven at conversion.

(d)
On September 11, 2011, the Company received proceeds of $200,000 and issued a convertible promissory note, which bears interest at 10% per annum, is unsecured, and due on demand. The unpaid amount of principal can be converted at any time at the holder’s option at $0.20 per share of common stock. In accordance with ASC 470-20, the Company recognized the intrinsic value of the embedded beneficial conversion feature of $50,000 as additional paid-in capital and an equivalent discount which will be charged to operations over the term of the convertible note up to its face value of $200,000. As at December 31, 2011, $50,000 has been accreted increasing the carrying value of the convertible note to $200,000.

On January 5, 2012, 1,000,000 shares of common stock of the Company were issued to settle the note, and all accrued interest on the note was forgiven at conversion.

(e)
On October 3, 2011, the Company received proceeds of $25,500 and issued three separate convertible notes which are non-interest bearing, unsecured, and due on demand. The unpaid amount can be converted at any time at the holders’ option at $0.20 per share of common stock. In accordance with ASC 470-20, the Company recognized the intrinsic value of the embedded beneficial conversion feature of $6,375 as additional paid-in capital and charged to operations over the term of the convertible notes up to their face value of $25,500. As at December 31, 2011, $6,375 has been accreted increasing the carrying value of the convertible notes to $25,500.

On January 5, 2012, 127,500 shares of common stock of the Company were issued to settle the note.

(f)
During December 2011, the Company received proceeds of $54,000 and issued three separate convertible notes which are non-interest bearing, unsecured, and due on demand. The unpaid amount can be converted at any time at the holders’ option at $0.25 per unit.  Each unit includes one share of common stock of the Company and one three-year share purchase warrant with an exercise price of $0.50. In accordance with ASC 470-20, the Company recognized an embedded beneficial conversion feature of $17,419 as additional paid-in capital and charged to operations over the term of the convertible notes to accrete to their face value of $54,000. For the year ended December 31, 2011, $726 (December 31, 2010 - $Nil) had been accreted.

5.   Loan Payable

On November 12, 2009, the Company received $200,000 from a non-related company in the form of a non-interest bearing loan, secured by a promissory note, and personally guaranteed by the President and Vice President of the Company. The loan was due on January 12, 2010 and remains outstanding.  Management expects to settle the debt obligation before the end of 2012.

QUEST WATER SOLUTIONS, INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
Year Ended December 31, 2011
(Expressed in US dollars)

6.   Related Party Transactions

(a)	As at December 31, 2011, a total of $302,421 (December 31, 2010 - $225,228) is owed to the President of the Company. The amount is non-interest bearing, unsecured, and due on demand.

(b)	As at December 31, 2011, a total of $213,472 (December 31, 2010 - $280,798) is owed to the Vice President of the Company. The amount is non-interest bearing, unsecured, and due on demand.

(c)
As at December 31, 2011, an amount of $nil (December 31, 2010 - $43,016) is due from a company controlled by the President of the Company, which is non-interest bearing, unsecured, and due on demand. On June 30, 2011, the $43,016 receivable was assumed by the President and the Vice-President of the Company.

(d)	For the year ended December 31, 2011, the Company incurred a total of $200,000 (December 31, 2010 - $180,000) in management fees to the President and the Vice President of the Company.

7.   Common Stock

Shares issued during the year ended December 31, 2011:

(a)	On May 24, 2011, the Company issued 100,000 shares of common stock at $0.20 per share for proceeds of $20,000.

(b)	On May 24, 2011, the Company issued 970,000 shares of common stock at $0.25 per share for proceeds of $242,500, of which $10,000 was received as at December 31, 2010.

(c)	On August 19, 2011, the Company issued 250,000 shares of common stock at $0.25 per share for proceeds of $62,500.

(d)	On October 25, 2011, the Company issued 683,333 shares of common stock pursuant to the conversion of $100,000 of the convertible notes described in Note 4(a), (b) and (c).

Shares issued during the year ended December 31, 2010:

(a)	On January 31, 2010, the Company issued 47,000 shares of common stock at $0.25 per share to settle $15,652 of accounts payable, resulting in a $3,902 gain on settlement of debt.

(b)	On February 8, 2010, the Company issued 16,000 shares of common stock at $0.25 per share to settle $8,000 of loans payable, resulting in a $4,000 gain on settlement of debt.

(c)	On September 8, 2010, the Company issued 20,000 shares of common stock at $0.25 per share for proceeds of $5,000.

(d)	On November 3, 2010, the Company issued 20,000 shares of common stock at $0.25 per share for proceeds of $5,000.

(e)	On December 3, 2010, the Company issued 40,000 shares of common stock at $0.25 per share for proceeds of $10,000.

(f)	As of December 31, 2010, the Company has share subscriptions received of $10,000.

QUEST WATER SOLUTIONS, INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
Year Ended December 31, 2011
(Expressed in US dollars)

8.   Income Taxes

The Company has net operating losses carried forward of $1,329,929, available to offset taxable income in future years which expires in fiscal 2031.

The Company is subject to Canadian federal and provincial income taxes at a rate of 34% (2010 - 28.5%). The reconciliation of the provision for income taxes at the Canadian federal and provincial statutory rate compared to the Company’s income tax expense as reported is as follows:

	2011 $	2010 $

Income tax recovery at statutory rate	201,143	87,537

Permanent differences	(37,349)	(1,384)
Difference in current and future tax rate	(43,358)	(10,580)
Valuation allowance change	(120,436)	(75,573)

Provision for income taxes	–	–

The significant components of deferred income tax assets and liabilities as at December 31, 2011 and 2010 are as follows:

	2011 $	2010 $

Net operating losses carried forward	332,482	212,046

Valuation allowance	(332,482)	(212,046)

Net deferred income tax asset	–	–

The Company is in arrears on filing its statutory corporate income tax returns and the amounts presented above are based on estimates. The actual losses available could differ from these estimates. The Company has uncertain tax positions for which the possible liability for penalties and interest is not currently reliably estimable by management. Management has considered the likelihood and significance of possible penalties associated with its current and intended filing positions and has determined, based on their assessment, that such penalties, if any, would not be expected to be material.

As the Company has incurred losses since inception there would be no known or anticipated exposure to penalties for income tax liability. Inherent uncertainties arise over tax positions taken, or expected to be taken, with respect to transfer pricing, financing charges, fees, related party transactions, tax credits, tax based incentives and stock based transactions. Management has not recognized any tax benefits related to these uncertainties.

9.   Commitments

(a)	In January 2011, the Company signed a lease for office premises and agreed to pay annual basic rent of $12,024 plus taxes up to January 2014.

(b)
On November 1, 2011, the Company entered into a management agreement with the President of the Company whereby the Company is obligated to pay $12,500 per month from October 3, 2011 to November 1, 2016. The Company committed to granting the President a five year option to purchase up to 2,000,000 shares of common stock of the Company at an exercise price of $0.25 per share.  To date none of the options have been granted.

The agreement may be terminated by written notice. Upon termination, the President shall receive a termination fee equal to the sum of:

(i)	Buy-out of any outstanding stock options for a price equal to the fair market value of the Company’s common stock multiplied by the number of shares under options and less the exercise price; plus

(ii)	The greater of:

●	The aggregate remaining fees for the unexpired remainder of the term; or
●	One annual fee plus one month fee for each year served after the November 1, 2011.

QUEST WATER SOLUTIONS, INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
Year Ended December 31, 2011
(Expressed in US dollars)

9.   Commitments (continued)

(c)
On November 1, 2011, the Company entered into a management agreement with the Vice-President of the Company whereby it is obligated to pay $12,500 per month from October 3, 2011 to November 1, 2016. The Company committed to granting the Vice-President a five year stock option to purchase up to 2,000,000 shares of common stock of the Company at an exercise price of $0.25 per share. To date none of the options have been granted.

The agreement may be terminated by written notice. Upon termination, the Vice-President shall receive a termination fee equal to the sum of:

(i)	Buy-out of any outstanding stock options for a price equal to the fair market value of the Company’s common stock multiplied by the number of shares under options and less the exercise price; plus

(ii)	The greater of:

●	The aggregate remaining fees for the unexpired remainder of the term; or
●	One annual fee plus one month fee for each year served after November 1, 2011.

10.   Subsequent Events

(a)
On January 3, 2012, the Company received proceeds of $10,000 and issued a convertible note which is non-interest bearing, unsecured, and due on demand. The unpaid amount can be converted at any time at the holder’s option at $0.25 per unit. Each unit includes one share of common stock of the Company and one three-year share purchase warrant with an exercise price of $0.50. In accordance with ASC 470-20, the Company recognized an embedded beneficial conversion feature of $3,226 as additional paid-in capital and charged to operations over the term of the convertible notes to accrete to their face value of $10,000.

On May 4, 2012, the Company issued 40,000 units to settle the note, and $2,419 had been accreted, increasing the carrying value of the convertible notes to $10,000 prior to conversion.

(b)	On January 5, 2012, the Company issued 1,127,500 shares of common stock pursuant to the conversion of notes payable. Refer to Notes 4(d) and (e).

(c)
On January 6, 2012, Quest Water Global Inc. (formerly RPM Dental, Inc.) (“Global”) entered into a series of transactions pursuant to which Global acquired the Company; spun-out its prior operations to Global’s former principal stockholders, directors and officers; and completed a private offering of Global’s securities for an aggregate purchase price of approximately $677,000. The following summarizes the foregoing transactions:

●
Acquisition of the Company. Global acquired all of the outstanding capital stock of the Company in exchange for the issuance of 51,369,860 shares of Global’s common stock pursuant to a Share Exchange Agreement between Global, Global’s former principal stockholder, the Company and the Company’s stockholders. As a result of this transaction, the Company became a wholly owned subsidiary of Global and the shareholders of the Company became Global’s controlling stockholders. The transaction was accounted for as a reverse takeover/recapitalization effected by a share exchange, wherein the Company is considered the acquirer for accounting and financial reporting purposes.

Two principal shareholders of the Company each received one share of a newly designated Series A Voting Preferred Stock of Global. Each share of Series A Voting Preferred Stock entitles the holder thereof to approximately 35% of the voting power of Global’s capital stock. Accordingly, the two principal shareholders of the Company, together, control more than 50% of the votes eligible to be cast by stockholders in the election of directors and generally.

●
Spin-Out of RPM Dental Business. Immediately prior to the acquisition of the Company, Global spun-out RPM Dental Systems, LLC, a limited liability company formed in Kentucky and a wholly owned subsidiary, to Global’s former officer and director and principal stockholder. As consideration the former director returned 80,000,000 shares of Global’s common stock held by that person.  These shares were cancelled immediately following the acquisition.

QUEST WATER SOLUTIONS, INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
Year Ended December 31, 2011
(Expressed in US dollars)

10.   Subsequent Events (continued)

(c)   (continued)

●
Financing Transaction. Immediately following the acquisition of the Company, Global completed a private offering of units consisting of an aggregate of (i) 2,398,000 shares of common stock and (ii) warrants to purchase 2,398,000 shares of common stock.  The warrants have a three-year term and a per share exercise price of $0.50. The aggregate purchase price of the units was $599,500.

Onthe closing of the above transactions, Global entered into lock-up agreements with each of the Company’s shareholders, who received common stock of Global in the share exchange, agreeing not to transfer any of the common stock of Global for a 12 month period after the closing.  In addition, Global entered into lock-up/leak-out agreements with the two officers of the Company, agreeing not to transfer any of the common stock of Global for a 12 month period after the closing and for the six months thereafter to limit any transfers to 0.5% up to a maximum of 100,000 shares of common stock on any single day.